Exhibit 99.2

SPECIAL PURPOSE ABBREVIATED FINANCIAL STATEMENTS ( UNAUDITED )

PONVORY® Product Line

(A Product Line of Actelion Pharmaceuticals Ltd.)

Statements of Assets Acquired as of October 1, 2023 (Unaudited) and January 1, 2023

Unaudited Statements of Revenues and Direct Expenses for the nine months ended October 1, 2023 and October 2, 2022

PONVORY® Product Line

Special Purpose Abbreviated Financial Statements (Unaudited)

Statements of Assets Acquired as of October 1, 2023 (Unaudited) and January 1, 2023

Statements of Revenues and Direct Expenses (Unaudited) for the nine months ended October 1, 2023 and October 2, 2022

Contents

Special Purpose Abbreviated Financial Statements	2
Statements of Assets Acquired as of October 1, 2023 (Unaudited) and January 1, 2023	2
Statements of Revenues and Direct Expenses (Unaudited) for the nine months ended October 1, 2023 and October 2, 2022	3
Notes to the Special Purpose Abbreviated Financial Statements (Unaudited)	4

PONVORY® Product Line

Special Purpose Abbreviated Financial Statements (Unaudited)

Statements of Assets Acquired as of October 1, 2023 (Unaudited) and January 1, 2023

(In thousands)

	October 1, 2023	January 1, 2023
Intangible asset, net	$33,829	$36,844

Total Assets Acquired	$33,829	$36,844

The accompanying Notes are integral to the Special Purpose Abbreviated Financial Statements.

PONVORY® Product Line

Special Purpose Abbreviated Financial Statements (Unaudited)

Statements of Revenues and Direct Expenses (Unaudited) for the nine months ended October 1, 2023 and October 2, 2022

(In thousands)

	Nine months ended
	October 1, 2023	October 2, 2022
Sales to customers, net	$23,684	$12,266

Direct expenses
Cost of products sold	4,040	39,145
Selling, marketing and administrative expenses	11,908	57,151
Research and development expense	12,337	15,284

Total direct expenses	28,285	111,580

Direct expenses in excess of sales to customers	$(4,601)	$(99,314)

The accompanying Notes are integral to the Special Purpose Abbreviated Financial Statements.

PONVORY® Product Line

Notes to Special Purpose Abbreviated Financial Statements (Unaudited)

(In thousands)

Note 1. Background

Actelion Pharmaceuticals Ltd. (“Actelion”) is a wholly owned subsidiary of Johnson & Johnson (the “Parent” and, together with its subsidiaries, the “Company”).

Actelion has agreed to divest the U.S. and Canadian rights associated with PONVORY® (ponesimod) (collectively the “Product Line”), which is a daily, oral prescription medicine approved by the U.S. Food and Drug Administration (“FDA”) and Health Canada to treat adults with relapsing forms of multiple sclerosis (RMS), which includes clinically isolated syndrome, relapsing-remitting disease, and active secondary progressive disease.

On December 7, 2023, Actelion executed an asset purchase agreement (the “Agreement”) with Vanda Pharmaceuticals Inc., a Delaware Corporation, (“Vanda” or “Buyer”) to sell the U.S. and Canadian rights of PONVORY® (ponesimod) for a total purchase price of $100 million. The Agreement includes the transfer of patents, trademarks and intellectual property associated with PONVORY®. In connection with the Agreement, Actelion and the Buyer have agreed to enter into a transition agreement.

Note 2. Basis of Presentation

These Special Purpose Abbreviated Statements of Assets Acquired as of October 1, 2023 and January 1, 2023 and the related Special Purpose Abbreviated Statements of Revenues and Direct Expenses for the nine months ended October 1, 2023 and October 2, 2022 (collectively the “Financial Statements”) are derived from the historical accounting records of the Company and only present the assets acquired and the revenues and direct expenses, including certain allocated direct expenses, of the Product Line. The unaudited interim financial statements include all adjustments (consisting only of normal recurring adjustments) and accruals necessary in the judgment of management for a fair statement of the results for the periods presented. It is impracticable to prepare complete financial statements related to the Product Line as it was not a separate legal entity of the Company and was never operated as a standalone business, division, segment or subsidiary. The Company has never prepared full stand-alone or full carve-out financial statements for the Product Line and has never maintained distinct and separate accounts necessary to prepare such financial statements. These Financial Statements are based upon the Agreement and relief under SEC Rule 3-05(e), Financial statements of businesses acquired or to be acquired, as the acquisition by Vanda meets the qualifying conditions established by the Securities and Exchange Commission to provide abbreviated financial statements in lieu of full financial statements of the acquired business.

The Financial Statements have been prepared to reflect the assets acquired by the Buyer in accordance with the Agreement and include costs directly associated with producing revenues, including a reasonable allocation of direct expenses, and exclude expenses (“Omitted Expenses”) not directly involved in revenue producing activities, such as corporate overhead unrelated to the operational activities, interest and income tax. Therefore, these Financial Statements are not intended to be a complete presentation of the financial position, results of operations or cash flows of the Product Line in conformity with accounting principles generally accepted in the United States of America. As the Product Line has historically been managed as part of the operations of the Company and has not been operated as a stand-alone entity, information about the Product Line operating, investing, and financing cash flows is not available. As such, statements of cash flows are not presented in the Financial Statements.

The operations of the Product Line rely, to varying degrees, on the Company for marketing, sales order processing, billing, collection, procurement, customer service, manufacturing, warehousing and distribution, information technology, insurance, human resources, accounting, regulatory, treasury, legal support, and other administrative services, and these expenses have been allocated in these Financial Statements. The Financial Statements are not indicative of the financial condition or results of operations of the Product Line on a go-forward and stand-alone basis because of the exclusion of Omitted Expenses and reliance of the Product Line on Actelion, the Parent and certain of their affiliates.

The Financial Statements include an intangible asset which represents the U.S. and Canadian rights of PONVORY® (ponesimod). The intangible asset was acquired through the Parent’s acquisition of Actelion in 2017 at which time the intangible asset was classified as Purchased In-process Research and Development (IPR&D). Upon FDA approval of PONVORY® on March 19, 2021, and commercialization shortly thereafter, the intangible asset began amortizing over its estimated useful life.

The operations of the Product Line are included in the consolidated federal income tax return of the Parent, to the extent appropriate, and are included in the foreign, state and local returns of certain other affiliates of the Parent. A provision for income taxes has not been presented in these Financial Statements as the Product Line has not operated as a stand-alone entity and no allocation of income tax provision or benefit has been made to the Product Line.

In accordance with the accounting guidance related to the presentation of financial statements, management evaluates whether there are conditions or events, considered in the aggregate, that may impact the Product Line’s ability to continue as a going concern for the next twelve months from the date the financial statements are available to be issued. The Financial Statements have been prepared assuming that the Product Line will continue as a going concern, and do not include any adjustments relating to the carrying amounts and classification of assets that may be necessary should the Product Line be unable to continue as a going concern.

The Product Line has incurred net losses of $4,601 and $99,314 for the nine months ended October 1, 2023 and October 2, 2022, respectively, as a result of costs incurred to market and promote the Product Line, research and development costs incurred for post-marketing studies and non-cash amortization charges discussed in Note 4. Cash generated from the Product Line’s operations is managed by the Company’s centralized treasury function and is maintained in the Company’s bank accounts. The Company has continued to provide financing requirements to the Product Line through the date of the sale of the Product Line on December 7, 2023 after which time the Buyer has assumed responsibility for financing requirements of the Product Line. Accordingly, the Financial Statements have been prepared assuming that the Product Line will continue as a going concern.

Note 3. Certain Expenses and Allocations

Certain costs and expenses, which relate to revenue producing activities, presented in the Financial Statements have been allocated by management to the Product Line based on a specific identification basis or, when specific identification is not practicable, a proportional cost allocation method, depending on the nature of the services rendered. Management considers that such allocations have been made on a reasonable basis but may not necessarily be indicative of the costs that would have been incurred if the Product Line had been operated on a stand-alone basis for the periods presented.

Allocations of corporate overhead cost from the Company unrelated to the operations and revenue producing activities of the Product Line have been excluded from these Financial Statements for all periods presented.

Cost of products sold include allocations for overhead incurred by the Company on behalf of the Product Line and primarily relate to compensation for employees, outside services and shared services incurred. Cost of products sold and selling, marketing and administrative expenses, represent operating expenses, specifically attributable to the Product Line, including costs such as information technology and administrative costs. These costs are primarily allocated to the Product Line based on revenue or headcount.

Research and development costs primarily relate to the global clinical studies of PONVORY®. Costs incurred prior to regulatory approval (for which FDA approval occurred in the U.S. on March 19, 2021) primarily related to clinical studies evaluating the safety and efficacy of PONVORY®; whereas, costs incurred after regulatory approval primarily related to clinical studies to fulfil post-approval commitments required by various regulatory authorities. As the Product Line and the Company’s PONVORY® business in other regions benefitted equally from the global clinical trials, including post-approval commitments, management allocated approximately half of the global worldwide research and development costs incurred by the Company to the Product Line.

Costs incurred by the Company related to the divestiture of the Product Line have not been included in these Financial Statements. These costs comprise of employee related costs, legal, audit and consultancy fees and other costs solely related to the divestiture of the Product Line.

Note 4. Summary of Significant Accounting Policies

Use of Estimates

The preparation of these Financial Statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported. The estimates and associated assumptions are based on historical experience, judgments and various other factors that are believed to be reasonable under the circumstances but are inherently uncertain. The estimation process required to prepare the Financial Statements, includes but is not limited to, allocation of certain direct costs and expenses from the Parent or other subsidiaries, accounting for deductions from revenue (e.g., rebates, sales discounts, and allowances), determination of the useful life of the intangible asset and the assessment of expected cash flows used in evaluating the intangible asset for impairment. Actual results may or may not differ from these estimates. Also, as discussed in Note 3, these Financial Statements include allocations and estimates that are not necessarily indicative of the amounts that would have resulted if the Product Line had been operated on a stand-alone basis.

Recently Adopted Accounting Standards

ASU 2022-04: Liabilities-Supplier Finance Programs (Topic 405-50) – Disclosure of Supplier Finance Program Obligations The Company adopted the standard as of the beginning of fiscal year 2023, which requires that a buyer in a supplier finance program disclose additional information about the program to allow financial statement users to better understand the effect of the programs on an entity’s working capital, liquidity, and cash flows. The Product Line does not have agreements for supplier finance programs with third-party financial institutions.

Recently Issued Accounting Standards

There were no new material accounting standards issued in the nine months ended October 1, 2023.

Intangible Asset

The Product Line’s intangible asset represents the U.S. and Canadian rights of PONVORY® (ponesimod), which was IPR&D acquired as part of the Parent’s acquisition of Actelion in 2017. The fair value of IPR&D is capitalized as an indefinite-lived intangible asset until the completion or abandonment of the related research and development activities. When the related research and development is completed, the asset will be assigned a useful life and amortized using the straight-line method over the estimated useful life. Accordingly, IPR&D was reclassified to Patents and Trademarks after FDA approval of PONVORY® on March 19, 2021, and began amortizing over its estimated useful life of 11 years. The amortization expense is recorded in ‘Cost of products sold’ in the Financial Statements.

The Company reviews its intangible asset for impairment whenever events or changes in circumstances such as asset utilization, commercial events, legal factors or other matters indicate that the carrying value of the asset may not be recoverable. The impairment testing involves comparing the carrying amount of the asset to the forecasted undiscounted future cash flows. In the event the carrying value of the asset exceeds the undiscounted future cash flows, the carrying value is considered not recoverable and an impairment exists. An impairment loss is measured as the excess of the asset’s carrying value over its fair value, calculated using discounted future cash flows. The Product Line recognized an impairment of $426,129 resulting from the assessment of recoverability of the asset following the Company’s decision at the end of the fourth quarter in 2022 to reduce commercial support for PONVORY® in the U.S. due to the performance of the business to date.

Intangible asset amortization expense was $3,015 and $37,881 for the nine months ended October 1, 2023, and October 2, 2022, respectively.

Revenue Recognition

The Product Line recognizes revenue in line with the Company’s policies and procedures. Revenue is recognized from product sales when obligations under the terms of a contract with the customer are satisfied; generally, this occurs with the transfer of control of the goods to customers. The Company’s global payment terms are typically between 30 to 90 days. Provisions for certain rebates, sales incentives, product returns, discounts to customers and governmental programs are accounted for as variable consideration and recorded as a reduction in sales.

Product discounts granted are based on the terms of arrangements with direct, indirect and other market participants, as well as market conditions. Rebates are estimated based on contractual terms, historical experience, patient outcomes, trend analysis and projected market conditions. Rebates primarily relate to Managed Care, Medicare and Medicaid programs. The Product Line evaluates market conditions primarily through the analysis of wholesaler and other third-party sell-through and market research data, as well as internally generated information.

Sales returns allowances represent a reserve for products that may be returned due to expiration, destruction in the field, or in specific areas, product recall. Sales returns are estimated and recorded based on historical sales and returns information. In accordance with the Company’s accounting policies, the Product Line issues credit to customers for returned goods. The Product Line’s sales returns reserves are accounted for in accordance with the U.S. GAAP guidance for revenue recognition when right of return exists. Sales returns reserves are recorded at full sales value. Sales returns are generally not resalable.

The reconciliation of gross sales to customers to sales to customers, net by each significant category of gross-to-net adjustments was as follows:

	Nine months ended
	October 1, 2023	October 2, 2022
Gross sales to customers	$33,589	$16,429

Gross-to-net adjustments:
Rebates	8,175	2,865
Sales returns & other discounts	1,730	1,298

Total gross-to-net adjustments	9,905	4,163

Sales to customers, net	$23,684	$12,266

Shipping and Handling

Shipping and handling costs incurred were $102 and $53 for the nine months ended October 1, 2023 and October 2, 2022, and are included in ‘Selling, marketing and administrative expenses’ in the Financial Statements.

Research and Development

All costs associated with research and development activities are expensed as incurred. Research and development costs incurred prior to regulatory approval (for which FDA approval occurred in the U.S. on March 19, 2021) primarily related to global clinical studies evaluating the safety and efficacy of PONVORY®; whereas, costs incurred after regulatory approval primarily related to clinical studies for post-approval commitments required by various regulatory bodies.

Advertising

Costs associated with advertising are expensed in the fiscal year incurred and are included in ’Selling, marketing, and administrative expenses’ on these Statements of Revenues and Direct Expenses. Such expenses were $1,431 and $16,514 for the nine months ended October 1, 2023 and October 2, 2022.

Stock Based Compensation

Certain eligible employees of the Company have been awarded stock option grants or restricted stock units under the Company’s stock option plans. These stock options and restricted stock grants are accounted for under the fair value method of equity-based compensation accounting principles and have been recognized in these Financial Statements. Stock based compensation expense recognized was $145 and $278 for the nine months ended October 1, 2023 and October 2, 2022. Certain eligible employees of the Company also participated in various other Company benefit plans.

Concentration

In the fiscal nine months ended October 1 2023, the Product Line utilized four specialty distributors that represented approximately 41%, 27%, 20% and 12% of gross revenues, respectively. In the fiscal nine months ended October 2, 2022, the Company utilized the same four specialty distributors that represented approximately 42%, 27%, 13% and 18% of gross revenues, respectively.

Note 5. Subsequent events

The Financial Statements are derived from the accounts of the Company, which issued its financial statements for the fiscal nine months ended October 1, 2023 on October 27, 2023. Accordingly, the Product Line has evaluated transactions for recognition or disclosure in these Financial Statements through October 27, 2023. Additionally, the Product Line has evaluated transactions for purposes of disclosure of unrecognized subsequent events through February 12, 2024, the date these Financial Statements were available to be issued.